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                                  EXHIBIT 21.1

                   SUBSIDIARIES OF CDRJ INVESTMENTS (LUX) S.A.

1.       CDRJ Asia Pacific, Inc. (Delaware)
2.       CDRJ Europe Holding Company B.V. (The Netherlands)
3.       CDRJ Europe Holding Company Gmbh (Germany)
4.       CDRJ German Holding Company Gmbh (Germany)
5.       CDRJ North Atlantic (Lux) S.a.r.L. (Luxembourg)
6.       CDRJ Latin America Holding Company B.V. (The Netherlands)
7.       CDRJ Latin America Holding Company GmbH (Germany)
8.       CDRJ Mexico Holding Company B.V. (The Netherlands)
9.       CDRJ Worldwide (Lux) S.a.r.L. (Luxembourg)
10.      Cosmeticos y Fragrancias, S.A. de C.V. (Mexico)
11.      Dirsamex, S.A. de C.V. (Mexico)
12.      Distribuidora Venus, S.A. de C.V. (Mexico)
13.      Importadora y Distribuidora Jafra Chile Limitada (Chile)
14.      Jafra Cosmeticos do Brasil Ltda. (Brazil)
15.      Jafra Cosmetics A.G. (Switzerland)
16.      Jafra Cosmetics de Colombia, S.A. (Colombia)
17.      Jafra Cosmetics Dominicana S.A. (Dominican Republic)
18.      Jafra Cosmetics Gmbh & Co. KG (Germany)
19.      Jafra Cosmetics Handelsgesellschaft mbH (Austria)
20.      Jafra Cosmetics International B.V. (The Netherlands)
21.      Jafra Cosmetics International (Peru) S.A.C. (Peru)
22.      Jafra Cosmetics International, Inc. (Delaware)
23.      Jafra Cosmetics International, S.A. de C.V. (Mexico)
24.      Jafra Cosmetics, S.A. de C.V. (Mexico)
25.      Jafra Cosmetics, S.p.A. (Italy)
26.      Jafra Cosmetics, S.R.L. (Argentina)
27.      Jafra Cosmetics Venezuela, S.A. (Venezuela)
28.      JafraFin, S.A. de C.V. (Mexico)
29.      Jafra International (Thailand) Limited (Thailand)
30.      Jafra Poland Sp. Z.o.o. (Poland)
31.      Latin Cosmetics Holdings B.V. (The Netherlands)
32.      Serviday, S.A. de C.V. (Mexico)
33.      Regional Cosmetics Holding B.V. (The Netherlands)
34.      Southern Cosmetics Holdings B.V. (The Netherlands)